EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Scott A. Lang, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

•	the Annual Report of Silver Spring Networks, Inc. on Form 10-K for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Silver Spring Networks, Inc.

Date: February 27, 2014	/s/ Scott A. Lang
Scott A. Lang
Chairman of the Board of Directors, President and Chief Executive Officer
(Principal Executive Officer)